Total Return Securities Fund N-CSR

Exhibit 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Total Return Securities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Total Return Securities Fund, for the year ended December 31,2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Total Return Securities Fund, for the stated period.

/s/ Andrew Dakos	/s/ Thomas Antonucci
Andrew Dakos Principal Executive Officer, Total Return Securities Fund	Thomas Antonucci Principal Financial Officer, Total Return Securities Fund
Dated: March 6, 2026	Dated: March 6, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Total Return Securities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.